Exhibit 10.4

SECOND AMENDMENT TO PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AGREEMENT (this “Second Amendment”) is made and entered into this 17th day of February, 2015 by and between OVERLAND PARK REHAB, LP, a Texas limited partnership (“Seller”), whose principal place of business is located at 7670 Woodway, Suite 160, Houston, Texas 77063 and HC-II INDIAN CREEK PARKWAY, LLC, a Delaware limited liability company (“Purchaser”), whose principal place of business is located at 4890 West Kennedy Boulevard, Suite 650, Tampa, Florida 33609.

WITNESSETH:

WHEREAS, Seller and Carter Validus Properties, LLC, a Delaware limited liability company (“Carter”), entered into that certain Purchase Agreement dated July 24, 2013, (the “Contract”), which Contract was assigned by Carter, to Carter Validus Properties II, LLC, a Delaware limited liability (“Carter II”), pursuant to that certain Assignment of Purchase Agreement dated October 13, 2014 (the “First Assignment”), and said Contract was amended by that certain First Amendment to Purchase Agreement dated January 20, 2015 (the “First Amendment”), and subsequently assigned by Carter II to Purchaser pursuant to that certain Assignment of Purchase Agreement dated as of February 17, 2015 (the “Second Assignment”), (the Contract, the First Amendment, the First Assignment, and the Second Assignment, are herein collectively referred to as the “Agreement”); and

WHEREAS, Seller and Purchaser have agreed to amend the Agreement to revise Exhibit A, which contains the legal description of the Real Property, as that term is more particularly defined in Section 1.01(a) of the Agreement.

NOW, THEREFORE, for and in consideration of the sum of ten dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

2. Exhibit A. The legal description contained on Exhibit A of the Agreement, is hereby deleted in its entirety and replaced with following legal description:

Lot 1, Highlands Village West, First Plat, a subdivision in the City of Overland Park, Johnson County, Kansas, as filed in Book 201309, Page 007856.

3. Ratification. The Agreement, as amended and modified hereby, is ratified and confirmed and is in full force and effect according to its terms.

4. Counterparts. This Second Amendment may be executed by the parties hereto individually or in combination in one or more counterparts, each of which shall be an original, and all of which shall constitute one and the same instrument. Facsimile or scanned and emailed copies of this Second Amendment shall have the same force and effect as originals.

[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, Seller and Purchaser have signed and delivered this Amendment to be effective as of the date first set forth above.

WITNESSES:		SELLER:

OVERLAND PARK REHAB, LP, a Texas limited partnership

/s/ Greg Aclin		By: Overland Park Rehab, GP, LLC, its general partner
Print Name:	Greg Aclin
		By:	/s/ Rick Zachardy
/s/ Larry W. Vaile		Print Name:	Rick Zachardy
Print Name:	Larry W. Vaile	Title:	Vice President

WITNESSES:		ASSIGNEE:

HCII-5100 Indian Creek Parkway, LLC, a Delaware limited liability company

By: Carter Validus Operating Partnership II, LP, a Delaware limited partnership, Its Sole Member

/s/ Anatalia Sanchez		By: Carter Validus Mission Critical REIT II, Inc., a Maryland corporation, Its General Partner
Print Name:	Anatalia Sanchez
			By:	/s/ John E. Carter
/s/ Patrice Wolfe			Name:	John E. Carter
Print Name:	Patrice Wolfe		Its:	CEO

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